UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 10, 2011

HI-TECH PHARMACAL CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

No. 0-20424	11-2638720
(Commission File Number)	(IRS Employer Identification No.)

369 Bayview Avenue, Amityville, New York	11701
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-8228
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

1.
At the 2011 annual meeting of shareholders of Hi-Tech Pharmacal Co., Inc. (the “Company”) held on November 9, 2011 (“2011 Annual Meeting”), the shareholders elected the following individuals as directors of the Company until the Company’s 2012 annual meeting of shareholders as follows:

	For	Withheld	Broker Non-Votes

David Seltzer	8,988,281	320,496	2,106,367
Reuben Seltzer	8,986,435	322,342	2,106,367
Martin M. Goldwyn	8,168,028	1,140,749	2,106,367
Yashar Hirshaut, M.D.	8,955,141	353,636	2,106,367
Jack van Hulst	9,001,197	307,580	2,106,367
Anthony J. Puglisi	9,178,822	129,955	2,106,367
Bruce W. Simpson	8,160,405	1,148,372	2,106,367

2.
At the 2011 Annual Meeting, the Company’s shareholders approved the amendment of the Company’s 2009 Stock Option Plan to increase by 400,000 the number of shares of Common Stock reserved for issuance thereunder as follows:

For	Against	Abstain	Broker Non-Votes

6,195,645	2,557,405	555,727	2,106,367

3.
At the 2011 Annual Meeting, the Company’s shareholders approved the amendment of the Company’s 1994 Directors Stock Option Plan to increase by 100,000 the number of shares of Common Stock reserved for issuance thereunder as follows:

For	Against	Abstain	Broker Non-Votes

5,288,379	3,084,040	936,358	2,106,367

4.	At the 2011 Annual Meeting, the Company’s shareholders ratified the appointment of EisnerAmper LLP as the Company’s independent auditors for the fiscal year ending April 30, 2012 as follows:

For	Against	Abstain

11,324,774	78,565	11,805

5.
At the 2011 Annual Meeting, the Company’s shareholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as described in the Company’s proxy statement as follows:

For	Against	Abstain	Broker Non-Votes

6,406,590	2,333,087	569,100	2,106,367

6.
At the 2011 Annual Meeting, the Company’s shareholders voted, on a non-binding basis, on the frequency of future advisory votes on executive compensation and approved the frequency of one year as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

8,016,506	17,638	617,887	656,746	2,106,367

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HI-TECH PHARMACAL CO., INC.

Date: November 10, 2011	/s/ David Seltzer
Name: David Seltzer
Title: President and Chief Executive Officer